UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 26, 2021

Atlas Technology Group, Inc.
(Exact name of Registrant as specified in its charter)

Florida	000-28675	94-3370795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

PO Box 147165, Lakewood, Colorado, 80214
(Address of Principal Executive Offices and Zip Code)

303-323-4896
(Registrant's Telephone Number, Including Area Code)

________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 – Amendments to Articles of Incorporation or Bylaws

Effective October 26, 2021, the Board of Directors and the controlling shareholder of Atlas Technology Group, Inc., (the “Company”) in accordance with the provisions of the Articles of Incorporation, as amended, and by-laws of the Company, amended the Articles of Incorporation to increase the super majority voting rights of the one share of outstanding share of Series A Preferred Stock from 61% to 68%.

A copy of the amended Certificate of Designation of the Series A Super Majority Voting Convertible Preferred Stock as amended is attached hereto in its entirety as Exhibit 4.2.

Item 9.01 - Exhibits

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
3.5	Articles of Amendment to Articles of Incorporation
4.2	Certificate of Designation of Series A Super Majority Voting Convertible Preferred Stock as Amended October 26, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Atlas Technology Group, Inc.

By: /s/ David J. Cutler

David J. Cutler,
Title: Chief Financial Officer

Date: November 9, 2021